Exhibit 99.1

For Immediate Release	News Announcement

Cinemark USA, Inc. Announces Pricing of $405 Million Senior Notes

PLANO, Texas – March 4, 2021— Cinemark Holdings, Inc. (NYSE:CNK) announced today that its wholly-owned subsidiary, Cinemark USA, Inc. (“Cinemark USA”), priced a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $405 million aggregate principal amount of its 5.875% Senior Notes due 2026 (the “Notes”) at the initial offering price of 100.000% of the principal amount plus accrued and unpaid interest from March 16, 2021. The Offering is expected to close on March 16, 2021, subject to customary closing conditions.

The Notes will be guaranteed by certain of Cinemark USA’s subsidiaries that guarantee, assume or in any other manner become liable with respect to any of Cinemark USA’s or any guarantor’s other debt. The Notes and the guarantees will be Cinemark USA’s and the guarantors’ senior unsecured obligations and will rank equally in right of payment with Cinemark USA’s and the guarantors’ existing and future senior debt. Cinemark USA intends to use the net proceeds of the proposed Offering, together with cash on hand, to fund a cash tender offer (the “Tender Offer”) to purchase any and all of Cinemark USA’s 5.125% Senior Notes due 2022 (the “5.125% Notes”), to redeem any of the 5.125% Notes that remain outstanding after the Tender Offer, and to pay related fees and expenses. This press release is not an offer to purchase or a solicitation of an offer to sell any securities, and does not constitute a redemption notice for any securities. The Tender Offer is being made solely by means of an offer to purchase and related letter of transmittal.

The Notes and the related guarantees were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Cinemark:

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 531 theatres with 5,958 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the movie-going experience.

Contact:

Chanda Brashears

VP Investor Relations and Corporate Communications

(972) 665-1671

cbrashears@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and speak only as of the date hereof. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to the anticipated closing of the offering, the anticipated use of proceeds, future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment, and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in, or incorporated by reference to, Cinemark Holdings’s Annual Report on Form 10-K filed February 26, 2021 and Cinemark Holdings’s Current Report on Form 8-K filed March 4, 2021. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. These forward-looking statements speak only as of the date hereof and we undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.